Exhibit 10.12

EXECUTION VERSION

FORBEARANCE AGREEMENT AND AMENDMENT TO CREDIT AGREEMENT

This FORBEARANCE AGREEMENT AND AMENDMENT TO CREDIT AGREEMENT, dated as of May 18, 2018 (this “Agreement”), is made and entered into by and among Hydrofarm Holdings LLC, a Delaware limited liability company (“Holdings”), Hydrofarm, LLC, a California limited liability company (“Hydrofarm”), WJCO LLC, a Colorado limited liability company (“WJCO”), EHH Holdings, LLC (“EHH”), a Delaware limited liability company, and SunBlaster, LLC, a Delaware limited liability company (“SunBlaster”, and together with Hydrofarm, WJCO and EHH, collectively, the “Borrowers”), Hydrofarm Canada, LLC, a Delaware limited liability company, as a Guarantor, the lenders party to the Credit Agreement referred to below (collectively, the “Lenders” and each individually a “Lender”) that are signatories hereto, and Brightwood Loan Services LLC, in its capacity as Administrative Agent for the Lenders. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement (as defined below).

R E C I T A L S

WHEREAS, the parties hereto have heretofore entered into that certain Credit Agreement, dated as of May 12, 2017 (as the same has heretofore been, and may hereafter be, amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”), by and among Holdings, the Borrowers, the Lenders and the Administrative Agent;

WHEREAS, the Loan Parties have heretofore entered into the Security Agreement and other Security Documents pursuant to which, among other things, the Loan Parties have granted certain liens and security interests to the Administrative Agent for the benefit of the Secured Parties (collectively, the “Secured Liens”) in respect of each of the Loan Parties’ obligations arising under the Credit Agreement and the other Loan Documents;

WHEREAS, certain Defaults and Events of Default described on Schedule I attached hereto have occurred and continue to exist under the Credit Agreement and the other Loan Documents (each a “Specified Default”, and collectively, the “Specified Defaults”); and

WHEREAS, the Loan Parties have requested that the Lenders and the Administrative Agent temporarily forbear from exercising their rights and remedies under the Loan Documents arising as a result of the occurrence of the Specified Defaults.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Forbearance.

(a)       Acknowledgment of Defaults and Rights and Remedies. Each of the Loan Parties, jointly and severally, acknowledges and agrees that (i) the Specified Defaults have occurred and are continuing, and (ii) but for the terms of this Agreement, the Lenders and the Administrative Agent may, if they so elect, exercise any and all rights and remedies that the Lenders or the Administrative Agent has under the Loan Documents, applicable law or otherwise in respect of the Specified Defaults.

(b)       Forbearance.

(i)       For purposes of this Agreement, the term “Forbearance Period” shall mean the period commencing on the Forbearance Effective Date (as hereinafter defined) and ending on that date (the “Forbearance Termination Date”) which is the earliest to occur of the following: (1) July 15, 2018; (2) the date on which the Administrative Agent or the Lenders determine that any Default or Event of Default other than the Specified Defaults has occurred; (3) the date on which the forbearance of the Revolving Loan Agent and each Revolving Loan Lender pursuant to the Revolving Loan Forbearance Agreement shall terminate, expire or otherwise cease to be effective for any reason; (4) the date on which any Loan Party or any of their respective Subsidiaries initiates or has filed against it any bankruptcy, insolvency, assignment, foreclosure or similar proceeding under state, federal or foreign law; (5) the date on which any Loan Party breaches or fails to comply with any of the terms of this Agreement as determined by the Administrative Agent or the Lenders, including, without limitation, (i) the failure by any Loan Party to comply with, or any breach or violation by any Loan Party of, any of the agreements or covenants set forth herein, or (ii) the failure of any representation or warranty of any Loan Party set forth herein to be true and correct in all material respects; (6) the date on which the Revolving Loan Agent or any Revolving Loan Lender takes any action or initiates any action or proceeding to accelerate the obligations (including any Revolving Loan Obligations) or enforce any of its rights or remedies under the Revolving Loan Agreement or any other Revolving Loan Document or any right or remedy with respect to any collateral (including the Revolving Loan Priority Collateral) in respect of the Revolving Loan Obligations; or (7) the date on which any person or entity (including the Revolving Loan Agent or any Revolving Loan Lender) initiates any action or proceeding (including, without limitation, the initiation of any advertisement for foreclosure under a power of sale in any deed of trust, mortgage, deed to secure debt, or similar instrument) to foreclose or otherwise enforce any rights or remedies in connection with any lien, claim of lien, deed to secure debt, mortgage, security agreement or other encumbrance (including, without limitation, any judgment) on any assets or properties of any Loan Party or any of their respective Subsidiaries. Each of the Loan Parties hereby acknowledges and agrees that the execution and delivery of this Agreement has not established any course of dealing between the parties hereto and that the parties hereto do not contemplate, and, in entering into this Agreement, the Loan Parties have not relied upon, any potential extension of the Forbearance Period.

(ii)       In reliance upon the representations, covenants, agreements and acknowledgments of each of the Loan Parties contained in this Agreement and subject to the terms and conditions contained herein, during the Forbearance Period, each of the Lenders and the Administrative Agent agrees to forbear from exercising its rights and remedies under the Loan Documents that are based solely on the occurrence of the Specified Defaults; provided, that, since the occurrence of the first Specified Default, and continuing after the date hereof, the Obligations shall have borne and accrued interest, and shall continue to bear and accrue interest following the date hereof, at the Default Rate in accordance with Section 2.01(e)(2) of the Credit Agreement.

(iii)       Each of the Loan Parties, jointly and severally, acknowledges and agrees that, on and after the Forbearance Termination Date, each of the Lenders and the Administrative Agent may proceed, without any requirement for notice to any Loan Party or any other Loan Party, to enforce any or all of its rights and remedies under or in respect of the Term Loan, the Obligations, the Credit Agreement, the Loan Documents, this Agreement or applicable law, including, without limitation, the right to require that the Loan Parties repay immediately all Obligations and any and all other amounts then owing under or pursuant to the Loan, the Credit Agreement and the other Loan Documents and the right to exercise any and all remedies in respect of the Secured Liens.

SECTION 2. Additional Agreements. In connection with the agreements of the Lenders and the Administrative Agent hereunder, each of the Loan Parties, jointly and severally, agrees to the following additional terms and conditions and expressly acknowledges and agrees that the failure to comply with the provisions of this Agreement (including the provisions of this Section 2) shall constitute an Event of Default (without need for notice of any kind or any passage of time) under the Credit Agreement and each of the other Loan Documents. Each of the Loan Parties hereby covenants and agrees that:

(a)       On April 13, 2018 the Loan Parties retained Carl Marks & Co., Inc. as a financial advisor (the “Financial Advisor”), and have delivered to the Administrative Agent and the Lenders a copy of the engagement letter entered into between the Loan Parties and the Financial Advisor. The Loan Parties shall continue to retain the Financial Advisor at all times during the Forbearance Period.

(b)       On or before June 15, 2018 prior to 5:00 p.m. (New York City time), the Loan Parties shall, and shall cause Financial Advisor to, deliver to the Administrative Agent and the Lenders:

(i)       Revised Forecast. A revised forecast and financial model for the 2018 and 2019 calendar years for the Loan Parties in form and substance acceptable to the Lenders. The 2018 report is to be provided on a monthly basis and the 2019 report on a fiscal quarter basis;

(ii)       FA Report. A report on the Financial Advisor’s findings and potential cost savings and reductions for the Loan Parties in form and substance acceptable to each Lender; and

(iii)       Financing Proposal. A comprehensive financial proposal, which proposal shall, at a minimum, outline in reasonable detail the Loan Parties’ plan for obtaining increased liquidity, deleveraging the Loan Parties through a capital raise or other method, and financing options to right size the capital structure, which financial proposal shall be in form and substance acceptable to each Lender.

(c)       On or before June 30, 2018 prior to 5:00 p.m. (New York City time), the Loan Parties shall, and shall cause Financial Advisor to, deliver to the Administrative Agent and the Lenders a draft of the consolidated and consolidating audited financial statements, including balance sheet, related statements of operations, and statements of cash flows, of Loan Parties and their Subsidiaries as of and for the fiscal year ended December 31, 2017 and on or before July 15, 2018 prior to 5:00 p.m. (New York City time), the Loan Parties shall, and shall cause Financial Advisor to, deliver to the Administrative Agent and the Lenders a final draft of such report.

(d)       The Loan Parties’ senior management shall, and shall cause Financial Advisor to, hold and participate in bi-weekly conference calls or in-person meetings with the Administrative Agent and the Lenders during which (i) the Loan Parties’ senior management shall, and shall cause Financial Advisor to, provide the Administrative Agent with a reasonably detailed update of the Loan Parties’ operations and financial position and (ii) the Administrative Agent and the Lenders shall be permitted to ask questions of, and to obtain any requested information from the Loan Parties’ senior management and the Financial Advisor with respect to the Loan Parties’ operations and financial position. In connection with each such bi-weekly conference call or in-person meeting, the Loan Parties shall deliver to the Lenders, at least one Business Day prior to such call or meeting, an agenda and summary of the update of the Loan Parties’ operations and financial position to be discussed at such call or meeting.

(e)       The Loan Parties shall, and shall cause Financial Advisor to, (a) meet, separately or collectively as Administrative Agent may request, with Administrative Agent and the Lenders and their representatives, including telephonic meetings, at such reasonable times during normal business hours as may be requested by Administrative Agent, to answer questions, provide updates and deliver such materials as may be reasonably requested by Administrative Agent or the Lenders relating to the financial condition or the actual or projected financial or operating results of the business operations or property of the Loan Parties and (b) answer questions, provide updates and deliver such materials as may be further reasonably requested from time to time by Administrative Agent relating to the foregoing.

(f)       Loan Parties shall simultaneously deliver to each Lender any report delivered to any Revolving Loan Lender or the Revolving Loan Agent by any Loan Party or representative of any Loan Party, including, without limitation, any inventory appraisal report prepared by Hilco as provided in Section 4(i) of the Revolving Loan Forbearance Agreement and any field exam prepared as provided in Section 4(j) of the Revolving Loan Forbearance Agreement.

(g)       On or prior to the date that is three Business Days after the Forbearance Effective Date, (the “Debt Financing Deadline”), (A) Holdings shall obtain the proceeds of a subordinated debt financing (the “Debt Financing”) from PBCO, Inc. (the “Debt Investor”) in an amount not less than $4,000,000, which Debt Financing shall (i) provide that the only obligor in respect of such Debt Financing shall be Holdings, (ii) be unsecured, (iii) be fully and completely subordinated to the prior payment in full of the Obligations for the benefit of, and to, the Lenders pursuant to a subordination agreement, which shall be in form and substance acceptable to each Lender in its sole discretion, (iv) have a maturity date no earlier than 6 months after the Maturity Date, (v) provide for no scheduled payments of principal, prepayments or voluntary payments of principal nor mandatory redemption obligations prior to the Maturity Date, (vi) accrue interest at a rate no greater than 8.24% per annum, which interest shall compound annually in arrears on the 1st calendar day of each year, (vii) provide that no payment of interest may be made in cash prior to 6 months after the Maturity Date, (viii) not be cross-defaulted to the Loan Documents, (ix) be subject to permanent standstill provisions (other than filing a proof of claim in connection with a Proceeding), (x) provide that neither the Debt Financing, nor any interest therein, may be assigned by the Debt Investor to any person or entity without the prior written consent of each Lender, and (xi) otherwise be on terms and conditions, and pursuant to documentation, acceptable to each Lender in its sole discretion.

(h)       The Loan Parties hereby agree that the proceeds of the Debt Financing shall not be used for any purpose other than for the purpose of funding the working capital needs of the Loan Parties. For the avoidance of doubt, the Loan Parties shall not use, or permit or suffer the use of, any of the proceeds of the Debt Financing for the purposes of making any payment in respect of the Obligations or the Revolving Loan Obligations. The proceeds of the Debt Financing shall be deposited into a separate account at Revolving Loan Agent shall only be used for working capital purposes and only if Loan Parties are not able to draw on the Revolving Loans at such time.

(i)       The Loan Parties shall deliver to the Administrative Agent and the Lenders each of the audited and unaudited annual, quarterly and month financial statements and other reports and information required to be delivered under Section 5.1 of the Credit Agreement, in each case, (x) on or prior to the date such audited and unaudited annual, quarterly or month financial statements or other reports and information is required to be so delivered under Section 5.1 of the Credit Agreement, and (y) in form and substance acceptable to the Administrative Agent in its sole discretion; provided, that, with respect to the monthly financial statements and other deliveries required under Section 5.1 of the Credit Agreement, such monthly financial statements and other deliveries shall include a report on the net sales by state of the Loan Parties in the same form as shall have previously been delivered to the Administrative Agent and, in each case, in form and substance acceptable to the Administrative Agent in its sole discretion.

(j)       Beginning May 10, 2018, the Loan Parties shall deliver to the Administrative Agent and the Lenders, as soon as available, but in any event no later than the Wednesday following the end of each week, a thirteen (13)-week cash forecast prepared by the Financial Advisor (which at a minimum will include (i) weekly variance reporting, comparing actual amounts to forecasted amounts; (ii) weekly cash receipts; (iii) expenditures detailed category; and (iv) ending Book Cash (as defined below)), sales invoice reports, accounts receivables and accounts payable aging reports by top ten customers and suppliers and months in inventory reports of inventory by location and staleness, in each case, in the same form as shall have previously been delivered to the Administrative Agent and, in each case, in form and substance acceptable to the Administrative Agent in its sole discretion.

(k)       From and after May 22, 2018, the Loan Parties shall not permit (A) the sum of (i) the U.S. Availability (as defined in the Revolving Loan Agreement), plus (ii) the aggregate amount of Book Cash and cash equivalents on hand of the Loan Parties that are located in a deposit account at Bank of America in the United States and which are subject to a perfected lien in favor of the Administrative Agent for the benefit of the Secured Parties to be less than $2,000,000 or (B) the sum of (i) the Global Availability (as defined in the Revolving Loan Agreement), plus (ii) the aggregate amount of Book Cash and cash equivalents on hand of the Loan Parties that are located in a deposit account at Bank of America in the United States and Canada and which are subject to a perfected lien in favor of the Administrative Agent for the benefit of the Secured Parties to be less than $3,000,000. For the purposes hereof, “Book Cash” shall mean the amount on deposit in the Borrowers’ bank accounts located in the United States and/or Canada, as applicable, that are subject to a control agreement to the extent required under Section 8.2(d) of the Revolving Loan Agreement, at 5:00 p.m. (Eastern Time) on any date of determination less (i) all checks that have been written or otherwise distributed but not yet cashed as of such date of determination and (ii) all automated clearing house transfers that have been initiated by the depository bank and not funded by the Borrowers, provided, that the amount of such cash shall have been reconciled to the books and records (including bank statements) of the Borrowers in a manner reasonably acceptable to the Administrative Agent.

(l)       None of the Loan Parties nor any of their respective Subsidiaries shall enter into, or otherwise consent to or permit to exist, any amendment, restatement, supplement, waiver or other modification to the Revolving Loan Agreement or any other Revolving Loan Document (including, without limitation, the Revolving Loan Forbearance Agreement) without the prior written consent of the Administrative Agent, which the Administrative Agent may grant, decline or withhold in its sole discretion. Notwithstanding the foregoing, the Revolving Loan Agent and Revolving Loan Lenders may waive or extend the due date for deliveries required pursuant to the Revolving Loan Agreement, the Revolving Loan Documents and the Revolving Loan Forbearance Agreement, but no such waiver or extension shall be binding on the Administrative Agent or the Lenders with respect to deliveries required under the Term Loan Agreement or this Agreement.

(m)       Notwithstanding anything set forth in the Credit Agreement or any Loan Document to the contrary, during the Forbearance Period, no Loan Party shall (and no Loan Party shall permit any of their respective Subsidiaries to):

(i)       make or pay any Restricted Payment other than Tax Distributions permitted to be made pursuant to Section 6.1 of the Credit Agreement;

(ii)       pay any Permitted Management Fees or pay any other management fees to the Manager, the Sponsor, the Co-Investor, any of their respective Affiliates or any other person or entity;

(iii)       form, establish, create or invest in any Subsidiary or any other Person;

(iv)       liquidate or dissolve, or consolidate or merge with any Person;

(v)       pay any earnout or any similar obligation, including, without limitation, any Asset Acquisition Earnout Obligation;

(vi)       make or receive any Equity Cure Contribution or otherwise exercise any right under Section 6.1(c) of the Credit Agreement;

(vii)       declare, make or pay any intercompany loans, investments or other transfer of assets (including any Permitted Intercompany Loans) from the Borrowers or any of their domestic Subsidiaries to any Canadian Subsidiaries;

(viii)       prepay or repay any Indebtedness other than to repay on the Revolver Loans; or

(ix)       make any Investment, including any Permitted Investment.

(n)       In addition to the other agreements set forth herein and in the Credit Agreement, during the Forbearance Period:

(i)       none of the Loan Parties, their respective Subsidiaries or their respective direct or indirect equityholders, or any affiliate of any of the foregoing, will join in, assist, cooperate or participate as an adverse party or adverse witness in any suit or other proceeding against any Lender or the Administrative Agent relating to the Credit Agreement or any other Loan Document or any of the Obligations or the Secured Liens, or in connection with or related to any of the transactions contemplated by the Credit Agreement, any other Loan Document, this Agreement or any document, agreement or instrument executed in connection with any Loan Document or this Agreement; and

(ii)       no Loan Party will be subject to any order of any court enjoining it from complying with any of the terms or conditions of this Agreement.

(o)       Notwithstanding anything set forth in the Credit Agreement or any Loan Document to the contrary, during the Forbearance Period, the Loan Parties shall not (and the Loan Parties shall not permit their respective Subsidiaries to) permit (x) the aggregate amount of accounts payable of the Loan Parties and their Subsidiaries that are overdue by more than 60 days following the date due to exceed $2,500,000 or (y) the DPO to be greater than 55. For the purposes of the foregoing, the “DPO” shall mean, as of any date, the product of (i) a quotient, (A) the numerator of which is equal to the aggregate amount of outstanding trade payables of the Loan Parties and their Subsidiaries as of such date, and (B) the denominator of which is equal to the average cost of goods sold of the Loan Parties and their Subsidiaries for the last three full calendar months ending on or prior to such date, times (ii) thirty (30).

SECTION 3. Conditions Precedent. This Agreement shall become effective and be deemed effective as of the date when, and only when, all of the following conditions have been satisfied as determined in the Administrative Agent’s sole discretion (the date of such effectiveness being herein called the “Forbearance Effective Date”):

(a)       the Administrative Agent shall have received an executed counterpart of this Agreement duly executed by each of the Loan Parties and each of the Lenders;

(b)       the Administrative Agent shall have received from the Loan Parties a forbearance fee (the “Forbearance Fee”) for the benefit of each of the Lenders in an amount equal to 0.25% of the outstanding principal amount of the Term Loans held by each such Lender, which fee shall be for each such Lender’s own account and shall be fully earned and due and payable on the Forbearance Effective Date; provided, that, the Forbearance Fee payable pursuant to this clause (b) shall be paid by the Borrower on the Forbearance Effective Date by adding, effective as of the Forbearance Effective Date, the amount of the Forbearance Fee payable to each Lender to the outstanding principal amount of the Term Loans held by each such Lender on the Forbearance Effective Date;

(c)       the Revolving Loan Agent and each Revolving Loan Lender shall have entered into the Forbearance Agreement and First Amendment to Amended and Restated Loan and Security Agreement (the “Revolving Loan Forbearance Agreement”), and such Revolving Loan Forbearance Agreement shall be in form and substance acceptable to the Administrative Agent in its sole discretion;

(d)       all representations and warranties contained in this Agreement shall be true and correct in all material respects, except to the extent such representations and warranties speak as to an earlier date, in which case the same are true, correct and complete as to such earlier date;

(e)       no Default or Event of Default (other than the Specified Defaults) shall have occurred and be continuing under the Credit Agreement or any of the other Loan Documents;

(f)       the Loan Parties shall have paid all costs and expenses of the Administrative Agent (including legal fees and expenses) incurred in connection with the preparation and execution of this Agreement and incident to all proceedings in connection with the transactions contemplated by, and documents relating to, this Agreement and the Loan Documents, which payment shall be nonrefundable; and

(g)       the Administrative Agent shall have received a closing certificate executed by a Responsible Officer of the Borrower Agent, certifying in the name of and on behalf of the Borrower Agent that the conditions set forth in this Section 3 have been satisfied.

SECTION 4. Amendment to Credit Agreement. Effective as of the Forbearance Effective Date:

(a)       The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended to add the following clause (xiii):

“(xiii) fees, costs and expenses incurred in such period in connection with the Forbearance Agreement and Amendment to Credit Agreement, dated as of May 18, 2018 (the “Forbearance Agreement”), among the Borrowers, the Administrative Agent and the Lenders, the Revolving Loan Forbearance Agreement (as defined in the Forbearance Agreement) and the actions contemplated thereby, including without limitation forbearance fees, legal fees and expenses, fees and expenses paid to consultants, accountants and other professionals,”

(b)       The definition of “Financial Covenants” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Financial Covenants” the covenants, agreements and obligations set forth in Sections 6.1(a), 6.1(b) and 6.1(d).”

(c)       Section 2.1(d)(1) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Amortization. Commencing September 30, 2017, and continuing on the last day of each fiscal quarter of the Borrowers thereafter, the Borrowers shall make quarterly repayments of the principal amount of the Term Loans in the aggregate principal amount equal to 0.625% of the original principal amount of the Term Loans on the Closing Date; provided, that the quarterly payment due on June 30, 2018 shall instead be due and payable on the later of (i) the Forbearance Termination Date (as defined in the Forbearance Agreement), and (ii) June 30, 2018.”

(d)       Section 2.1(e)(3) of the Credit Agreement is hereby amended to insert the following clause at the end of clause (C) of such Section 2.1(e)(3):

“provided, that, with respect to any Interest Payment Date that would otherwise occur during the continuation of the Forbearance Period (as defined in the Forbearance Agreement), the interest that would otherwise be required to be paid hereunder on such Interest Payment Date shall instead be due and payable hereunder on the Forbearance Termination Date (as defined in the Forbearance Agreement).”

(e)       Section 6.1 of the Credit Agreement is hereby amended by inserting a new clause (d) therein to read in its entirety as follows:

“(d) Minimum EBITDA. The Borrowers shall not permit Adjusted Consolidated EBITDA for the previous four-month period ending as of the last day of any calendar month to be less than Negative One Million Five Hundred Thousand Dollars ($-1,500,000). As soon as practicable and in any event within 30 days after the end of each month, the Borrowers shall deliver to Administrative Agent a certificate in form and substance acceptable to Administrative Agent, completed and signed by a Responsible Officer of the Borrower Agent, setting forth the calculation of EBITDA for the previous month and certifying whether or not the Borrowers are in compliance with the foregoing covenant.”

(f)       Article VI of the Credit Agreement is hereby amended by inserting a new Section 6.21 therein to read in its entirety as follows:

“6.21 Board Observer. Commencing on the Forbearance Effective Date (as defined in the Forbearance Agreement), each Loan Party shall allow (i) one (1) non-voting representative designated by the Administrative Agent (such representative, the “Attending Observer”) to attend either in person or telephonically, in the capacity of an observer and not a member, all meetings and all calls of the board of directors, board of managers or similar governing body of each of the Loan Parties, including all committees and sub-committees thereof (each, a “Governing Body”), and (ii) one (1) non-voting representative designated by each Lender (each such representative, a “Call-In Observer”, and the Call-In Observers and the Attending Observer, collectively, the “Observers”) to attend telephonically, in the capacity of an observer and not a member, all meetings and all calls of each Governing Body. Each Loan Party shall (a) give each Observer prior written notice of all such meetings and calls of each Governing Body at the same time as notice is furnished to the members of the applicable Governing Body, but, in any event, no later than forty eight (48) hours prior to such meeting or call, (b) provide each Observer with all notices, documents and information furnished to the members of the Governing Body in connection with each such meeting or call, whether at or in anticipation of such meeting or call, an action by written consent or otherwise, at the same time as such materials are furnished to the members of the applicable Governing Body, and (c) provide to each Observer copies of the minutes and resolutions of all such meetings and calls at the same time as such minutes and resolutions are furnished to the members of the applicable Governing Body. Presence of any Observer in a meeting of a Governing Body shall not be considered in determining a quorum for any meeting of such Governing Body or for any other purpose in connection with the validity or otherwise of any action taken by such Governing Body. A majority of the members of the applicable Governing Body may exclude any Observer from any meeting or portion thereof, or from receiving any materials if, it believes that (i) such exclusion is necessary to preserve attorney-client privilege or confidentiality or (ii) there exists, with respect to any such meeting or materials, an actual or potential conflict of interest between Holdings or the Governing Body, and the Administrative Agent, the Lenders or their affiliates or such Observer (including as to discussion or materials regarding the Term Loans or any Loan Documents). The Loan Parties hereby consent to the disclosure by an Observer to the Administrative Agent or any Lender, and the disclosure by the Administrative Agent to each of the Lenders, of all materials and other information received by an Observer in his or her capacity an Observer or otherwise pursuant to, or in connection with, this Section 6.21 subject to the confidentiality provisions of the Credit Agreement. The Loan Parties will pay, or will cause one of its Subsidiaries to pay, the reasonable out-of-pocket costs and expenses incurred by an Observer in the course of his or her service hereunder, including in connection with attending regular and special meetings of a Governing Body, or any of its committees, in each case, subject to the Loan Parties’ policies and procedures with respect thereto (including the requirement of reasonable documentation thereof).”

SECTION 5. Representations and Warranties. Each of the Loan Parties, jointly and severally, represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Lenders and the Administrative Agent that:

(a)       this Agreement and each other agreement to be executed and delivered in connection herewith has been duly authorized, executed and delivered by all necessary action on the part of each Loan Party which is a party hereto or thereto and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the Forbearance Effective Date and the agreements and obligations of Loan Parties contained herein and therein constitute (or when executed and delivered, will constitute) legal, valid and binding obligations of Loan Parties enforceable against them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium, or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles;

(b)       neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby (i) are in contravention of any applicable law or any indenture, agreement or undertaking to which any Loan Party is a party or by which any Loan Party or its property is bound, or (ii) violates any provision of the certificate of incorporation, certificate of formation, by-laws, operating agreement or other governing documents of such Loan Party;

(c)       no consent of any person or entity (including, without limitation, any of its equity holders or creditors), and no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement;

(d)       as of the date hereof and after giving effect to this Agreement, each of the representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties speak as to an earlier date, in which case the same are true, correct and complete as to such earlier date; and

(e)       no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents other than the Specified Defaults.

SECTION 6. Acknowledgment of Debts; Guaranties and Liens.

(a)       Each of the Loan Parties, jointly and severally, hereby acknowledges, agrees, confirms, reaffirms and stipulates that:

(i)       as of the date hereof, the aggregate outstanding principal balance of the Obligations under the Loan Documents is $73,593,750.00;

(ii)       as of the date hereof, the aggregate outstanding interest in respect of the Obligations under the Loan Documents is $545,468.29;

(iii)       interest (including Default Interest) has accrued on the Obligations since October 1, 2017 under the Loan Documents and shall continue to accrue and be payable pursuant to the Loan Documents and such interest shall continue to accrue at the Default Rate following the date hereof and the Forbearance Effective Date; provided, that, notwithstanding the provisions of the Credit Agreement, the parties hereto acknowledge and agree that all Default Interest accruing as a result of the Specified Defaults (x) shall compound on each Interest Payment Date and (y) shall not be payable in cash until the earliest of (A) the Maturity Date, (B) the date on which the Obligations shall be accelerated in accordance with the Credit Agreement and (C) the first date following the Forbearance Effective Date on which the Loan Parties shall be in compliance with Section 6.1(b) of the Credit Agreement;

(iv)       fees, late fees, reimbursable and indemnifiable amounts, and other amounts have accrued under each of the Loan Documents and shall continue to accrue and be payable pursuant to the Loan Documents;

(v)       effective as of the Forbearance Effective Date, the Forbearance Fee will be paid by the Borrower by adding the amount of the Forbearance Fee payable to each Lender to the outstanding principal amount of the Term Loans held by each such Lender on the Forbearance Effective Date; and

(vi)       all of the Obligations, including, without limitation, the Obligations described in the foregoing clauses (i) through (v), are (or, in the case of clause (v), from and after the Forbearance Effective Date will be) unconditionally owing by the Loan Parties to the Lenders and the Administrative Agent without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b)       Each of the Loan Parties, jointly and severally, hereby acknowledges, agrees, confirms, reaffirms and stipulates:

(i)       (x) to the validity, legality and enforceability of each of the guarantees of the Obligations set forth in the Loan Documents; (y) that the reaffirmation of each of the guarantees of the Obligations set forth in the Loan Documents is a material inducement to the Lenders and the Administrative Agent; and (z) that it has no defense to the enforcement of each of the guarantees of the Obligations set forth in the Loan Documents and its obligations under each such guarantee shall remain in full force and effect until all the Obligations have been paid in full;

(ii)       (x) to the validity, legality and enforceability of each of the Secured Liens on the assets and property of each of the Loan Parties pursuant to the Loan Documents; (y) that the reaffirmation of each of the Secured Liens is a material inducement to the Lenders and the Administrative Agent; and (z) that it has no defense to the enforcement of the Secured Liens and the Secured Liens shall remain in full force and effect until all the Obligations have been paid in full;

(iii)       that each Loan Party hereby waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims, and causes of action of any kind or nature which he has asserted, or might assert, against any Lender, the Administrative Agent or any of their respective subsidiaries or affiliates, or any of the past, present or future officers, directors, contractors, employees, attorneys or agents of any Lender, the Administrative Agent or any such subsidiary or affiliate, which in any way relate to or arise out of the Obligations, the Secured Liens or any of the Loan Documents;

(iv)       that each Loan Party consents to the execution and delivery of this Agreement and agrees and acknowledges that the liability of each Loan Party under each of the Loan Documents, and the existence, creation, perfection or enforceability of any of the Secured Liens, shall not be diminished in any way by the execution and delivery of this Agreement or by the consummation of any of the transactions contemplated hereby or thereby;

(v)       that all notices required under the Loan Documents to be given by the Lenders or the Administrative Agent have been given by the Lenders or the Administrative Agent or validly waived, including, without limitation, all notices of default, and all rights and/or opportunities to cure related thereto have expired or lapsed;

(vi)       except as expressly set forth herein, neither any Lender nor the Administrative Agent has agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents;

(vii)       no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each Loan Party, each Lender and the Administrative Agent;

(viii)       the execution and delivery of this Agreement has not established any course of dealing between the parties hereto or created any obligation or agreement of any Lender or the Administrative Agent with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents; and

(ix)       neither any Lender nor the Administrative Agent is required to make any loan advance to any Loan Party under the Loan Documents or otherwise, and any further loan advances made shall be made in the sole discretion of each such Lender and the Administrative Agent and subject to such conditions and the payment of such fees as each such Lender and the Administrative Agent requires in their sole discretion.

SECTION 7. Ratification; Waiver of Defenses; Indemnity and Release.

(a)       The Loan Documents remain in full force and effect and are hereby ratified and affirmed by each of the Loan Parties. Each of the Loan Parties, jointly and severally, (i) confirms and agrees that it is truly and justly indebted to the Lenders and the Administrative Agent in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever; and (ii) reaffirms and admits the validity and enforceability of the Loan Documents.

(b)       Each of Loan Parties, jointly and severally, on behalf of itself and each of its Subsidiaries and affiliates, hereby waives, releases and discharges each Lender and the Administrative Agent, and all of the directors, officers, employees, attorneys, agents, successors and assigns of each Lender and the Administrative Agent, from any and all claims, demands, actions, causes of action, damages, costs, expenses and liabilities, known or unknown, anticipated or unanticipated, suspected or unsuspected, asserted or unasserted, fixed, contingent or conditional, at law or in equity, arising out of or in any way relating to the Loan Documents or any documents, agreements, dealings or other matters connected with the Loan Documents, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, any actions, dealings or matters occurring on or prior to the date hereof. The waivers, releases, and discharges in this Section 7 shall be effective on the Forbearance Effective Date regardless of whether any post-Forbearance Effective Date conditions to this Agreement are satisfied and regardless of any other event that may occur or not occur after the date hereof.

(c)       Each of the Loan Parties, jointly and severally, agrees to defend, protect, indemnify and hold harmless each Lender and the Administrative Agent and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable fees, costs and expenses of outside counsel) incurred by such Indemnitees, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the execution or performance or enforcement of this Agreement, any other Loan Document or any other document executed in connection with the transactions contemplated by this Agreement; or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto. This indemnity shall survive the repayment of the Obligations and the discharge of the liens granted under the Loan Documents.

(d)       This Agreement shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a (other than as set forth in Section 4) waiver, modification or forbearance of, any term or condition of any of the Loan Documents or a waiver of any Default or Event of Default under any of the Loan Documents (including, without limitation, the Specified Defaults), whether or not known to a Lender or the Administrative Agent, or (ii) to prejudice any right or remedy which a Lender or the Administrative Agent may now have or have in the future under or in connection with the Loan Documents or any of the instruments or agreements referred to therein. Subject to the forbearance in respect of the Specified Defaults set forth in Section 1(b) and the amendments set forth in Section 4, the Loan Documents shall continue in full force and effect and are hereby ratified and confirmed.

(e)       Each of Loan Parties expressly acknowledges the occurrence and continued existence of the Specified Defaults. The Loan Parties, jointly and severally, agree that each Lender and the Administrative Agent has no obligation (i) to grant the forbearance contemplated by this Agreement, (ii) to enter into discussions with the Loan Parties with regard to waiving the Specified Defaults, or (iii) to enter into any amendment or modification of the terms and provisions of any Loan Document, and any of the same shall be within the sole discretion of each Lender and the Administrative Agent. Each of the Loan Parties, jointly and severally, acknowledge and agree, as a condition of the Lenders and the Administrative Agent entering into this Agreement, that it shall not raise any claim, cause of action or defense based upon any allegations of failure of any Lender or the Administrative Agent to do or agree to do any of the foregoing, or failure of any Lender or the Administrative Agent to negotiate in good faith to accomplish any of the same.

SECTION 8. No Waiver; No Novation; Reservation of Rights.

(a)       Neither any Lender nor the Administrative Agent has waived, nor is any Lender or the Administrative Agent by this Agreement waiving, and neither any Lender nor the Administrative Agent has any present intention of waiving, any Specified Default, any other Events of Default arising under the Loan Documents which may be continuing on the Forbearance Effective Date or any Events of Default arising under the Loan Documents which may occur after the Forbearance Effective Date (whether the same or similar to any Specified Default or otherwise), and nothing contained herein shall be deemed or constitute any such waiver.

(b)       This Agreement is not intended to be, and shall not be deemed or construed to be, a satisfaction, reinstatement, novation, or release of the Loan Documents or any of the Obligations. Neither this Agreement nor any payments made or other actions taken pursuant to this Agreement shall be deemed to cure any defaults under any of the Loan Documents, it being the intention of the parties hereto that the Loan Parties are and shall remain in default and all Obligations are and shall remain immediately due and payable in full notwithstanding this Agreement.

(c)       Subject to Section 1(b) and Section 4, each Lender and the Administrative Agent reserves the right, in their sole discretion, to exercise any or all rights or remedies under the Loan Documents, applicable law and otherwise as a result of any Specified Default, any other Events of Default arising under the Loan Documents that may be continuing on the Forbearance Effective Date or any Default or Event of Default arising under the Loan Documents that may occur after the Forbearance Effective Date, and neither any Lender nor the Administrative Agent has waived any of such rights or remedies and nothing in this Agreement, and no delay on any Lender’s or the Administrative Agent’s part in exercising such rights or remedies, should be construed as a waiver of any such rights or remedies. Upon the termination of the Forbearance Period, the agreement of the Lenders and the Administrative Agent to forbear and the other agreements of the Lenders and the Administrative Agent hereunder, in each case as set forth in Section 1(b) above, shall automatically and without further action terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit the Lenders and the Administrative Agent to exercise any and all of its rights and remedies at any time and from time to time thereafter, including, without limitation, the right to accelerate all or any portion of the Obligations, enforce the Secured Liens and exercise any other rights and remedies set forth in the Loan Documents, applicable law or otherwise.

(d)       Notwithstanding anything to the contrary set forth herein (including, without limitation, the provisions of Section 1(b)), nothing in this Agreement shall prohibit, restrict or otherwise limit the right or ability of any Lender or the Administrative Agent to take any actions that a Lender or the Administrative Agent may take under the Loan Documents, at law, in equity or otherwise to preserve and protect any assets or properties of any Loan Party that are subject to the Secured Liens or the interests (including the Secured Liens) of the Lenders and the Administrative Agent in any such assets or properties, including, without limiting the generality of the foregoing, (i) the filing of actions, or the defending of or intervention in actions (such as foreclosure proceedings) brought by any person or entity (including any Loan Party), relating to any such assets or properties or the interests of the Lenders and the Administrative Agent therein, (ii) the sending of notices to any persons or entities concerning the existence of security interests or liens in favor of the Lenders and the Administrative Agent relating to any such assets or properties or (iii) the filing of financing statements, and the taking of any other required actions, to perfect or continue the perfection of the Secured Liens in such assets or properties.

(e)       The Loan Parties acknowledge and agree that it shall be an immediate Event of Default under the Loan Documents if the Administrative Agent or the Lenders determine that (i) any Loan Party fails to comply with, or otherwise breaches, any of the obligations or undertakings of such Loan Party set forth in this Agreement or (ii) any representation or warranty of any Loan Party set forth herein fails to be true and correct in all respects.

SECTION 9. Further Assurances. Each Loan Party hereby agrees that each Loan Party shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Lenders or the Administrative Agent may reasonably request to effectuate the purposes and terms of this Agreement and each of the other Loan Documents, including, without limitation, any such instruments, assignments, conveyances or other documents as the Lenders or the Administrative Agent reasonably requests to perfect or continue the Secured Liens on any assets or properties of any Loan Party.

SECTION 10. Counterparts. This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 12. Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

SECTION 13. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. ANY DISPUTE ARISING OUT OF OR CONCERNING THE TERMS OF THIS AGREEMENT SHALL BE RESOLVED IN A COURT OF COMPETENT JURISDICTION LOCATED IN NEW YORK COUNTY, NEW YORK, USA, WHICH SHALL BE THE EXCLUSIVE FORUM FOR THE RESOLUTION OF ANY SUCH DISPUTE.

SECTION 14. Expenses. The Loan Parties, joint and severally, agree to pay, or reimburse, the Administrative Agent for all expenses incurred in connection with the preparation and negotiation of this Agreement and related agreements and instruments and the transactions contemplated hereby, including, but not limited to, the fees and expenses of counsel to the Administrative Agent.

SECTION 15. Miscellaneous. The parties hereto shall, at any time and from time to time following the execution of this Agreement, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Agreement.

SECTION 16. Headings. Section headings in this Agreement are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 17. Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreement and understandings relating to the subject matter hereof. All prior statements, representations and warranties, if any, of any Lender or the Administrative Agent in respect of the subject matter hereof, and all prior drafts of this Agreement, are totally superseded and merged into this Agreement, which represents the final and sole agreement of the parties hereto with respect to the matters which are the subject hereof. Each of the Loan Parties hereby acknowledges and agrees that the execution and delivery of this Agreement has not established any course of dealing between the parties hereto and that the parties hereto do not contemplate, and, in entering into this Agreement, the Loan Parties have not relied upon, any potential extension of the Forbearance Period.

[The remainder of this page left blank intentionally]

IN WITNESS WHEREOF, the Administrative Agent, the Lenders and each of the Loan Parties have caused this Agreement to be duly executed by its authorized officers as of the day and year first above written.

HOLDINGS:

HYDROFARM HOLDINGS LLC

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	Manager

BORROWERS:

HYDROFARM, LLC

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	President and Chief Executive Officer

WJCO LLC

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	Manager

EHH HOLDINGS, LLC

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	Manager

SUNBLASTER, LLC

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	President

GUARANTOR:

HYDROFARM CANADA, LLC

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	President

[signature Page to Forbearance Agreement]

ADMINISTRATIVE AGENT:

BRIGHTWOOD LOAN SERVICES LLC, as
Administrative Agent

By:	/s/ Damien Dwin
Name:	Damien Dwin
Title:	Authorized Person

By:	/s/ Phil Daniele
Name:	Phil Daniele
Title:	Chief Risk Officer

[signature Page to Forbearance Agreement]

LENDER:

BRIGHTWOOD CAPITAL FUND IV, LP, as Lender

By:	Brightwood Capital Fund Managers IV, LLC,
as its General Partner

By:	/s/ Damien Dwin
Name:	Damien Dwin
Title:	Managing Member

By:	/s/ Phil Daniele
Name:	Phil Daniele
Title:	Chief Risk Officer

[signature Page to Forbearance Agreement]

LENDER:

BRIGHTWOOD CAPITAL FUND III
2016-2, LLC, as Lender

By:	Brightwood Capital Fund Managers
III, LLC, as its Manager

By:	/s/ Damien Dwin
Name:	Damien Dwin
Title:	Managing Member

By:	/s/ Phil Daniele
Name:	Phil Daniele
Title:	Chief Risk Officer

[signature Page to Forbearance Agreement]

LENDER:

BRIGHTWOOD CAPITAL FUND III-U,
LP, as Lender

By:	Brightwood Capital Fund Managers
III, LLC, as its General Partner

By:	/s/ Damien Dwin
Name:	Damien Dwin
Title:	Managing Member

By:	/s/ Phil Daniele
Name:	Phil Daniele
Title:	Chief Risk Officer

[signature Page to Forbearance Agreement]

LENDER:

BRIGHTWOOD CAPITAL FUND IV
HOLDINGS SPV-2, LLC as Lender

By:	Brightwood Capital Fund Managers
IV, LLC, as its General Partner

By:	/s/ Damien Dwin
Name:	Damien Dwin
Title:	Managing Member

By:	/s/ Phil Daniele
Name:	Phil Daniele
Title:	Chief Risk Officer

[signature Page to Forbearance Agreement]

LENDER:

BRIGHTWOOD CAPITAL FUND III
HOLDINGS SPV-3, LLC, as Lender

By:	Brightwood Capital Fund Managers
III, LLC, as its General Partner

By:	/s/ Damien Dwin
Name:	Damien Dwin
Title:	Managing Member

By:	/s/ Phil Daniele
Name:	Phil Daniele
Title:	Chief Risk Officer

LENDER:

BRIGHTWOOD CAPITAL OFFSHORE FUND IV, LP, as Lender

By:	Brightwood Capital Fund Managers IV, LLC,
as its General Partner

By:	/s/ Damien Dwin
Name:	Damien Dwin
Title:	Managing Member

By	/s/ Phil Daniele
Name:	Phii Daniele
Title:	Chief Risk Officer

[signature Page to Forbearance Agreement]

LENDER:

BRIGHTWOOD CAPITAL OFFSHORE FUND IV-U, LP,
as Lender

By:	Brightwood Capital Fund Managers IV, LLC,
as its General Partner

By	/s/ Damien Dwin
Name:	Damien Dwin
Title:	Managing Member

By	/s/ Phil Daniele
Name:	Phil Daniele
Title:	Chief Risk Officer

[signature Page to Forbearance Agreement]

LENDER:

CARLYLE GMS FINANCE MM CLO 2015-1
LLC, as Lender

By:	/s/ Mark Tamburello
Name:	Mark Tamburello
Title:	Principal

[signature Page to Forbearance Agreement]

LENDER:

TCG BDC, INC., as Lender

By:	/s/ Mark Tamburello
Name:	Mark Tamburello
Title:	Principal

[signature Page to Forbearance Agreement]

LENDER:

MAIN STREET CAPITAL CORPORATION,
as Lender

By:	/s/ Nick Meserve
Name:	Nick Meserve
Title:	Managing Director

[signature Page to Forbearance Agreement]

LENDER:

HMS INCOME FUND, INC., as Lender

DocuSigned by:
By:	/s/ Alejandro Palomo
AFC3401F0B05403
Name:	Alejandro Palomo
Title:	Authorized Agent

[signature Page to Forbearance Agreement]

SCHEDULE I

Specified Defaults